Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-4 No. 333-227288) of L Brands, Inc.,
2.Registration Statement (Form S-8 No. 333-262626) pertaining to the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan,
3.Registration Statement (Form S-8 No. 333-251226) pertaining to the L Brands, Inc. 2020 Stock Option and Performance Incentive Plan,
4.Registration Statement (Form S-8 No. 333-206787) pertaining to the L Brands, Inc. 2015 Stock Option and Performance Incentive Plan, and
5.Registration Statement (Form S-8 No. 333-176588) pertaining to the Limited Brands, Inc. 2011 Stock Option and Performance Plan;

of our reports dated March 18, 2022, with respect to the consolidated financial statements of Bath & Body Works, Inc., and the effectiveness of internal control over financial reporting of Bath & Body Works, Inc., included in this Annual Report (Form 10-K) for the year ended January 29, 2022.

/s/ Ernst & Young LLP

Grandview Heights, Ohio
March 18, 2022